SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 8, 2010

Urigen Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22987	94-3156660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Maiden Lane, San Francisco, California	94108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (650) 259-0239

(Former name or former address, if changed since last report)

Copies to:
Marc Ross, Esq.
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2010, the Board of Directors of Urigen Pharmaceuticals, Inc. (the “Company”) appointed Dan B. Vickery to serve as a Director of the Company.

Dan B. Vickery., M.B.A., Ph.D.  – Director

           Dr. Vickery, age 46, is a pharmaceutical business development consultant.  Prior to starting his practice in 2005, he held a senior business development position at Mylan Pharmaceuticals, overseeing their Branded Products and Drug Delivery divisions, during which he focused on transactions for Drug Delivery products in the EU, and in-licensing and out-licensing of branded products. Prior to joining Mylan, Dr. Vickery had worldwide commercial development responsibility at Pharmacia for the therapeutic areas of Urology, Women’s Health Care, and Sexual Dysfunction.

Dr. Vickery also has significant experience in drug development, having lead the Regulatory Affairs department at Parke-Davis division, Warner-Lambert Canada, during the time in which Lipitor was approved and launched.  Dr. Vickery has an M.B.A. from the Ivey Business School, University of Western Ontario, and his Ph.D. (Genetics) and B.Sc. (Biology) are from the University of British Columbia.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.
Urigen Pharmaceuticals, Inc.

Date: January 14, 2010	By:	/s/ William J. Garner
William J. Garner, M.D.
Chief Executive Officer